PKF
Certified Public Accountants
A Professional Corporation

PKF

29 Broadway
New York, NY 10006
USA

Tel 212 867 8000
Fax 212 687 4346
www pkfnewyork.com
E-mail info@pkfny.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated December 10, 2008 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which reports appear in the Monmouth Real Estate Investment Corporation's Annual Report on Form 10-K for the year ended September 30, 2008. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PKF
Certified Public Accountants
A Professional Corporation

New York, New York
August 31, 2009

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Member of PKF International Limited, an association of legally independent firms.